CONFIDENTIAL, MATERIAL & NON-PUBLIC INFORMATION

Hyperion Liquidating Funds, Distributes Allied Healthcare Shares

Distribution and Liquidation Activities Were Made Part of Normal Wind-Up and Dissolution Activities

NEW YORK—JUNE 8, 2007—Allied Healthcare International Inc. (NASDAQ: AHCI; AIM: AHI) has been advised that Hyperion Partners II L.P. and its affiliated entities, Hyperion TW Fund, L.P., Hyperion TWH Fund LLC and Hyperion TWH Fund II LLC (collectively referred to as “Hyperion”), have distributed in kind to their respective partners and members 11,860,610 shares of Allied common stock. The distribution and liquidation of Allied shares were made as part of Hyperion’s normal wind-up and dissolution activities. Each of the Hyperion entities, investment partnerships managed by Mr. Lewis Ranieri and Mr. Scott Shay, who is also a member of Allied’s Board of Directors, is in the process of liquidation. The shares of common stock were distributed to a total of 33 different recipients.

Mr. Ranieri received directly and indirectly 617,965 shares in the distribution and Mr. Shay received directly and indirectly 463,486 shares. Mr. Ranieri and Mr. Shay have advised Allied that they have no current plans to sell any shares. Allied has no other knowledge as to whether any of the recipients will sell their shares now or in the future.

About Allied Healthcare International Inc.

Allied Healthcare International Inc. is a leading provider of flexible, or temporary, healthcare staffing services in the United Kingdom. Allied operates an integrated network of approximately 100 branches with the capacity to provide careers (known as home health aides in the U.S.), nurses and nurses aides to locations covering approximately 90% of the U.K. population. The Company also supplies unified oxygen services, including concentrators, directly to customers in the South East of England and Northern Ireland, as well as cylindered gas in Scotland. For more information, visit www.alliedhealthcare.com.

Forward-Looking Statements

Certain statements contained in this news release may be forward-looking statements. These forward-looking statements are based on current expectations and projections about future events. Actual results could differ materially from those discussed in, or implied by, these forward-looking statements. Factors that could cause actual results to differ from those implied by the forward-looking statements include: Allied’s ability to continue to recruit and retain qualified flexible healthcare staff; ability to enter into contracts with hospitals and other healthcare facility customers on terms attractive to Allied; our ability to meet the performance criteria of our respiratory therapy contract; the general level of patient occupancy at hospital and healthcare facilities of Allied’s customers; dependence on the proper functioning of Allied’s information systems; the effect of existing or future government regulation of the healthcare industry, and ability to comply with these regulations; the impact of medical malpractice and other claims

CONFIDENTIAL, MATERIAL & NON-PUBLIC INFORMATION

asserted against Allied; the effect of regulatory change that may apply to Allied and that may increase costs and reduce revenue and profitability; the ability to use net operating loss carry forwards to offset net income; the effect of the fluctuations in foreign currency exchange rates may have on our dollar denominated results of operations; and the impairment of goodwill, of which Allied has a substantial amount on the balance sheet, may have the effect of decreasing earnings or increasing losses. Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release include those described in Allied’s most recently filed SEC documents, such as its most recent annual report on Form 10-K, all quarterly reports on form 10-Q and any current reports on Form 8-K filed since the date of the last Form 10-K. Allied undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Allied Healthcare International Inc.

David Moffatt, Chief Financial Officer

London: 20-7838-9922

or

The Investor Relations Group

Adam Holdsworth

212-825-3210